                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                               ROTO-ROOTER, INC.

                  Floating Rate Senior Secured Notes Due 2010

                                   INDENTURE

                         Dated as of February 24, 2004

                            WELLS FARGO BANK, N.A.,
                                  as Trustee

                             CROSS-REFERENCE TABLE*\

           TIA                                                      Indenture
         Section                                                     Section
310(a)(1)             ...........................................   7.10
     (a)(2)           ...........................................   7.10
     (a)(3)           ...........................................   N.A.
     (a)(4)           ...........................................   N.A.
     (b)              ...........................................   7.08; 7.10
     (c)              ...........................................   N.A.
311(a)                ...........................................   7.11
     (b)              ...........................................   7.11
     (c)              ...........................................   N.A.
312(a)                ...........................................   2.05
     (b)              ...........................................   12.03
     (c)              ...........................................   12.03
313(a)                ...........................................   7.06
     (b)(1)           ...........................................   7.06
     (b)(2)           ...........................................   7.06
     (c)              ...........................................   12.02
     (d)              ...........................................   7.06
314(a)                ...........................................   4.02; 4.10;
                                                                    12.02
     (b)              ...........................................   N.A.
     (c)(1)           ...........................................   12.04
     (c)(2)           ...........................................   12.04
     (c)(3)           ...........................................   N.A.
     (d)              ...........................................   N.A.
     (e)              ...........................................   12.05
     (f)              ...........................................   4.10
315(a)                ...........................................   7.01
     (b)              ...........................................   7.05; 12.02
     (c)              ...........................................   7.01
     (d)              ...........................................   7.01
     (e)              ...........................................   6.11
316(a)(last sentence) ...........................................   12.06
     (a)(1)(A)        ...........................................   6.05
     (a)(1)(B)        ...........................................   6.04
     (a)(2)           ...........................................   N.A.
     (b)              ...........................................   6.07
317(a)(1)             ...........................................   6.08
     (a)(2)           ...........................................   6.09
     (b)              ...........................................   2.04
318(a)                ...........................................  12.01

                           N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                     Page
                                               ARTICLE 1

                               Definitions and Incorporation by Reference

SECTION 1.01.       Definitions..................................................................      1
SECTION 1.02.       Other Definitions............................................................     38
SECTION 1.03.       Incorporation by Reference of Trust Indenture Act............................     38
SECTION 1.04.       Rules of Construction........................................................     39

                                               ARTICLE 2

                                             The Securities

SECTION 2.01.       Form and Dating..............................................................     40
SECTION 2.02.       Execution and Authentication.................................................     40
SECTION 2.03.       Registrar and Paying Agent...................................................     41
SECTION 2.04.       Paying Agent To Hold Money in Trust..........................................     42
SECTION 2.05.       Securityholder Lists.........................................................     42
SECTION 2.06.       Transfer and Exchange........................................................     42
SECTION 2.07.       Replacement Securities.......................................................     43
SECTION 2.08.       Outstanding Securities.......................................................     44
SECTION 2.09.       Temporary Securities.........................................................     44
SECTION 2.10.       Cancellation.................................................................     44
SECTION 2.11.       Defaulted Interest...........................................................     45
SECTION 2.12.       CUSIP Numbers................................................................     45
SECTION 2.13.       Issuance of Additional Securities............................................     45

                                               ARTICLE 3

                                               Redemption

SECTION 3.01.       Notices to Trustee...........................................................     46
SECTION 3.02.       Selection of Securities to Be Redeemed.......................................     46
SECTION 3.03.       Notice of Redemption.........................................................     47
SECTION 3.04.       Effect of Notice of Redemption...............................................     48
SECTION 3.05.       Deposit of Redemption Price..................................................     48
SECTION 3.06.       Securities Redeemed in Part..................................................     48

                                               ARTICLE 4

                                               Covenants

SECTION 4.01.       Payment of Securities........................................................     49

SECTION 4.02.       SEC Reports..................................................................     49
SECTION 4.03.       Limitation on Indebtedness...................................................     50
SECTION 4.04.       Limitation on Restricted Payments............................................     54
SECTION 4.05.       Limitation on Restrictions on Distributions from Restricted Subsidiaries.....     59
SECTION 4.06.       Limitation on Sales of Assets and Subsidiary Stock...........................     62
SECTION 4.07.       Limitation on Affiliate Transactions.........................................     67
SECTION 4.08.       Limitation on Lines of Business..............................................     69
SECTION 4.09.       Limitation on the Sale or Issuance of Capital Stock of
                        Restricted Subsidiaries..................................................     69
SECTION 4.10.       Change of Control............................................................     70
SECTION 4.11.       Limitation on Liens..........................................................     72
SECTION 4.12.       Limitation on Sale/Leaseback Transactions....................................     72
SECTION 4.13.       Future Subsidiary Guarantors; Additional Security............................     73
SECTION 4.14.       Ratings......................................................................     73
SECTION 4.15.       Impairment of Security Interest..............................................     74
SECTION 4.16.       Compliance Certificate.......................................................     74
SECTION 4.17.       Further Instruments and Acts.................................................     74

                                               ARTICLE 5

                                           Successor Company

SECTION 5.01.       When Company May Merge or Transfer Assets....................................     75

                                               ARTICLE 6

                                         Defaults and Remedies

SECTION 6.01.       Events of Default............................................................     77
SECTION 6.02.       Acceleration.................................................................     80
SECTION 6.03.       Other Remedies...............................................................     80
SECTION 6.04.       Waiver of Past Defaults......................................................     81
SECTION 6.05.       Control by Majority..........................................................     81
SECTION 6.06.       Limitation on Suits..........................................................     81
SECTION 6.07.       Rights of Holders to Receive Payment.........................................     82
SECTION 6.08.       Collection Suit by Trustee...................................................     82
SECTION 6.09.       Trustee May File Proofs of Claim.............................................
SECTION 6.10.       Priorities...................................................................     83
SECTION 6.11.       Undertaking for Costs........................................................     83
SECTION 6.12.       Waiver of Stay or Extension Laws.............................................     84

                                               ARTICLE 7

                                                Trustee

SECTION 7.01.       Duties of Trustee............................................................     84
SECTION 7.02.       Rights of Trustee............................................................     85
SECTION 7.03.       Individual Rights of Trustee.................................................     86
SECTION 7.04.       Trustee's Disclaimer.........................................................     87
SECTION 7.05.       Notice of Defaults...........................................................     87
SECTION 7.06.       Reports by Trustee to Holders................................................     87
SECTION 7.07.       Compensation and Indemnity...................................................     87
SECTION 7.08.       Replacement of Trustee.......................................................     88
SECTION 7.09.       Successor Trustee by Merger..................................................     89
SECTION 7.10.       Eligibility; Disqualification................................................     90
SECTION 7.11.       Preferential Collection of Claims Against Company............................     90

                                               ARTICLE 8

                                   Discharge of Indenture; Defeasance

SECTION 8.01.       Discharge of Liability on Securities; Defeasance.............................     90
SECTION 8.02.       Conditions to Defeasance.....................................................     92
SECTION 8.03.       Application of Trust Money...................................................     93
SECTION 8.04.       Repayment to Company.........................................................     93
SECTION 8.05.       Indemnity for Government Obligations.........................................     94
SECTION 8.06.       Reinstatement................................................................     94

                                               ARTICLE 9

                                               Amendments

SECTION 9.01.       Without Consent of Holders...................................................     94
SECTION 9.02.       With Consent of Holders......................................................     96
SECTION 9.03.       Compliance with Trust Indenture Act..........................................     97
SECTION 9.04.       Revocation and Effect of Consents and Waivers................................     97
SECTION 9.05.       Notation on or Exchange of Securities........................................     97
SECTION 9.06.       Trustee To Sign Amendments...................................................     98

                                               ARTICLE 10

                                         Subsidiary Guarantees

SECTION 10.01.      Guarantees...................................................................     98
SECTION 10.02.      Limitation on Liability.....................................................     101
SECTION 10.03.      Successors and Assigns......................................................     101

SECTION 10.04.      No Waiver...................................................................     102
SECTION 10.05.      Modification................................................................     102
SECTION 10.06.      Release of Subsidiary Guarantor.............................................     102
SECTION 10.07.      Contribution................................................................     103

                                               ARTICLE 11

                                        Collateral and Security

SECTION 11.01.      Security Documents..........................................................     104
SECTION 11.02.      Recording and Opinions......................................................     105
SECTION 11.03.      Release of Collateral.......................................................     105
SECTION 11.04.      [Reserved]..................................................................     108
SECTION 11.05.      Authorization of Actions to Be Taken by the Trustee Under
                        the Security Documents and the Collateral Sharing Agreement.............     108
SECTION 11.06.      Authorization of Receipt and Distribution of Funds by the
                        Trustee Under the Security Documents and the Collateral
                        Sharing Agreement.......................................................     109
SECTION 11.07.      Termination of Security Interest............................................     109
SECTION 11.08.      Trustee Serving as Collateral Agent; Amendments or Supplements
                        to, or Replacements of, the Security Documents and
                        the Collateral Agency Agreement.........................................     109
SECTION 11.09.      Designations................................................................     110

                                               ARTICLE 12

                                             Miscellaneous

SECTION 12.01.      Trust Indenture Act Controls................................................     111
SECTION 12.02.      Notices.....................................................................     111
SECTION 12.03.      Communication by Holders with Other Holders.................................     112
SECTION 12.04.      Certificate and Opinion as to Conditions Precedent..........................     112
SECTION 12.05.      Statements Required in Certificate or Opinion...............................     112
SECTION 12.06.      When Securities Disregarded.................................................     113
SECTION 12.07.      Rules by Trustee, Paying Agent and Registrar................................     113
SECTION 12.08.      Legal Holidays..............................................................     113
SECTION 12.09.      Governing Law...............................................................     113
SECTION 12.10.      No Recourse Against Others..................................................     114
SECTION 12.11.      Successors..................................................................     114
SECTION 12.12.      Multiple Originals..........................................................     114

SECTION 12.13.      Table of Contents; Headings.................................................     114

Appendix

Exhibit 1 -         Form of Initial Security

Exhibit A -         Form of Exchange Security

                         INDENTURE dated as of February 24, 2004 between
                    ROTO-ROOTER, INC., a Delaware corporation (the "Company"), the subsidiary guarantors listed on Schedule I (the "Subsidiary Guarantors") and WELLS FARGO BANK, N.A, a national banking association (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's Floating Rate Senior Secured Notes Due 2010 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities") and (c) if and when issued pursuant to a registered exchange for Initial Securities, the Company's Floating Rate Senior Secured Notes Due 2010 (the "Exchange Securities", and together with the Initial Securities, the "Securities"):

                                    ARTICLE 1

                    Definitions and Incorporation by Reference

          SECTION 1.01. Definitions.

          "Additional Assets" means:

          (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses
(2) or (3) above is primarily engaged in a Permitted Business.

          "Additional Securities" means, subject to the Company's compliance with Section 4.03, Floating Rate Senior Secured Notes Due 2010 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

          "Administrative Agent" means Bank One, NA, in its capacity as administrative agent under the Credit Agreement and any successor
Administrative Agent appointed pursuant to the Credit Agreement.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Aggregate Credit Agreement Exposure" means at any time, without duplication, the aggregate amount of Credit Agreement Obligations outstanding plus the amount of all commitments of the lenders thereunder to extend credit (whether by making loans or providing or participating in letters of credit or otherwise), but excluding any letters of credit or obligations owing in respect of letters of credit to the extent the same are secured in accordance with the Credit Agreement by property that does not secure the Securities.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of property or assets including any shares of Capital Stock of a Restricted Subsidiary other than:

          (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

          (2) with respect to Capital Stock of a Restricted Subsidiary, a disposition of directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary;

          (3) a disposition that constitutes a Restricted Payment that is not prohibited by Section 4.04 or a Permitted Investment or a disposition of all or substantially all the assets of the Company or a Subsidiary Guarantor in accordance with Section 5.01;

          (4) a disposition of inventory in the ordinary course of business;

          (5) a disposition of any obsolete, excess, damaged, surplus or worn-out equipment, property or assets or of property or assets no longer used or useful in the business of the Company and its Restricted Subsidiaries;

          (6) a disposition of cash or of Temporary Cash Investments;

          (7) leases or licenses of assets in the ordinary course of business;

          (8) the creation of Permitted Liens; or

          (9) a disposition of assets with a Fair Market Value of less than $100,000.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (2) the sum of all such payments.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Change of Control" means the occurrence of any of the following events:

               (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

               (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the applicable board of directors then in office;

               (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

               (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, lease, transfer, conveyance or other disposition of all or substantially all the assets of the Company, to another Person and, in the case of any such merger or consolidation, other than a transaction following which holders of securities that represented 100% of the Voting Stock of the Company outstanding immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

          "Chemed Capital Trust" means Chemed Capital Trust, a Delaware statutory business trust.

          "Chemed Preferred Securities" means the convertible trust preferred securities of Chemed Capital Trust issued in exchange for shares of Company capital stock pursuant to an exchange offer completed on February 1, 2000. As of January 31, 2004, 522,149 Chemed Preferred Securities were outstanding.

          "Closing Date" means the date of this Indenture.

          "Closing Date Stock Award Plan" means the Company's employee stock award plan in existence on the Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means all the collateral provided for under and described in the Security Documents.

          "Collateral Agent" means Bank One, NA, in its capacity as collateral agent under the Security Documents, together with its successors and permitted assigns.

          "Collateral Sharing Agreement" means the Collateral Sharing Agreement dated as of February 24, 2004, among the Collateral Agent, the Trustee, the Administrative Agent and the Company, as such agreement may be amended, supplemented or replaced pursuant to the terms of the Indenture.

               "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

               "Consolidated Indebtedness" means, as of any date of determination, the total Indebtedness of the Company and its Consolidated Restricted Subsidiaries, without duplication, other than, at any time prior to January 1, 2005, the Trust Securities.

               "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent

          Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

               (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

               (2) amortization of debt discount and debt issuance costs, provided that the fees paid by the Company to the lenders under the Credit Agreement and to the placement agent in connection with the offering and sale on the Issue Date of the Fixed Rate Notes and the Original Securities shall not be included,

               (3) capitalized interest,

               (4) noncash interest expense,

               (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

               (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

               (7) net costs associated with Hedging Obligations (including amortization of fees),

               (8) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary; provided that regular, scheduled dividends on the Trust Securities declared or paid prior to January 1, 2005, shall not be included, and

               (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          Notwithstanding anything to the contrary herein, any premium paid in connection with the repayment of Indebtedness of the Company in connection with the Transactions and interest on the Trust Securities paid on or prior to January 1, 2005 shall not be included in Consolidated Interest Expense.

          "Consolidated Leverage Ratio" as of any date of determination means the ratio of:

               (1) Consolidated Indebtedness at such time to

               (2) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination;

provided, however, that:

                    (A) if the Company or any Restricted Subsidiary has Incurred
               any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, EBITDA for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

                    (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

                    (C) if since the beginning of such period the Company or any
               Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period,

                    (D) if since the beginning of such period the Company or any
               Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

                    (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have Incurred any Indebtedness or discharged any Indebtedness or made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset

               Disposition, Investment or acquisition of assets occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and (i) shall comply, to the extent not inconsistent with the provisions of the Indenture, with the requirements of Rule 11-02 of Regulation S-X of the SEC and (ii) may include adjustments for operating expense reductions that would be permitted by such Rule.

          If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                    (A) subject to the limitations contained in clause (4)
               below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

                    (B) the Company's equity in a net loss of any such Person
               for such period shall be included in determining such Consolidated Net Income;

               (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

               (3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                    (A) subject to the limitations contained in clause (4)
               below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash permitted to be distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

                    (B) the Company's equity in a net loss of any such
               Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

               (4) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

               (5) the net after tax effect of any extraordinary gain or loss (including all fees and expenses related to such extraordinary gain or loss) or of any impairment loss on or writedown of goodwill; and

               (6) the cumulative effect of a change in accounting principles.

          Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(4)(C)(iv).

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as

               (1) the par or stated value of all outstanding Capital Stock of the Company plus

               (2) paid-in capital or capital surplus relating to such Capital Stock plus

               (3) any retained earnings or earned surplus less

                    (A) any accumulated deficit and

                    (B) any amounts attributable to Disqualified Stock.

          "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Credit Agreement" means the credit agreement dated as of February 24, 2004, among the Company, Bank One, NA and others, together with any guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

          "Credit Agreement Obligations" means (i) all Indebtedness outstanding under the Credit Agreement and (ii) all other obligations (not constituting Indebtedness) of the Company or a Subsidiary Guarantor under the Credit Agreement and (iii) all other obligations of the Company or any Subsidiary Guarantor owing in connection with Hedging Obligations to any lender under the Credit Agreement or any affiliate of any such lender, unless the Company and such lender mutually agree that such Hedging Obligation does not constitute a "Secured Obligation" as defined in the Credit Agreement.

          "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Percentage" means a majority unless (i) the Floating Rate Exchange Offer (as defined in the Registration Rights Agreement) has not occurred, (ii) a Notes Registration Statement (as defined in the Registration Rights Agreement) is not then effective and (iii) there are less than 15 Holders, in which case "Designated Percentage" means 67%.

          "Discharge of Credit Agreement Obligations" means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the Credit Agreement or with respect to Hedging Obligations that are Credit Agreement Obligations or with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such Credit Agreement, in each case after or concurrently with termination of all commitments to extend credit thereunder and payments in full of any other Credit Agreement Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or

          (3) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions applicable to the Securities in Sections 4.06 and 4.10.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

          "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

               (1) income tax expense of the Company and its Consolidated Restricted Subsidiaries,

               (2) Consolidated Interest Expense,

               (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries,

               (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (including amortization recorded in connection with the application of Financial Accounting Standard No. 142 (Goodwill and Other Intangibles)),

               (5) payments made in connection with the Non-Competition and Consulting Agreement dated as of December 18, 2003, between the Company and Hugh Westbrook (the "Westbrook Agreement") in the amount of $25.0 million and transaction fees and expenses paid in connection with the Transactions,

               (6) any severance payments related to the acquisition of Vitas, as contemplated by the Private Placement Memorandum and not to exceed $14.5 million, plus any related employment taxes and employee benefit charges,

               (7) dividends, distributions and payments not in excess of $2.8 million under the Closing Date Stock Award Plan, and

               (8) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its Consolidated Restricted Subsidiaries,

in each case for such period.

          Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Eligible Indebtedness" has the meaning assigned to it under clause 3(A) of Section 4.06(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Securities" means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities, in compliance with the terms of the Registration Rights Agreement.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, the Fair Market Value of property or assets which involve an aggregate amount in excess of $25.0 million shall be set forth in a resolution approved by the Board of Directors in good faith; provided that for property or assets, other than cash, Indebtedness or readily marketable securities, in an aggregate amount in excess of $50.0 million, Fair Market Value shall be determined in writing by a nationally recognized appraisal or investment banking firm.

          "Fixed Rate Notes" means the 8 3/4% Fixed Rate Notes due 2011 issued by the Company under the Indenture dated as of February 24, 2004, between the Company and LaSalle Bank National Association, as trustee, and any exchange notes issued under such indenture.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (2) statements and pronouncements of the Financial Accounting Standards Board,

          (3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

          (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

          (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock (other than Disqualified Stock) in the form of additional Capital Stock of the same class and with the same terms; and

          (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

          (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding obligations in respect of letters of credit securing obligations (other than obligations in clauses (1), (2), (4) or (5) hereof) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables or other obligations arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

          (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

               (A) the Fair Market Value of such asset at such date of determination and

               (B) the amount of such Indebtedness of such other Persons;

          (8) all net obligations of such person in respect of Interest Rate Agreements or Currency Agreements; and

          (9) all obligations of the type referred to in clauses (i) through
     (viii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indenture Documents" means (a) this Indenture, the Securities and the Security Documents and (b) any other related document or instrument executed and delivered pursuant to any Indenture Document described in clause (a) of this definition evidencing or governing Obligations.

          "Intellectual Property Security Agreements" means the intellectual property security agreements as the Company or any Subsidiary Guarantor may from time to time make in favor of the Collateral Agent for the benefit of the Holders and the other creditors of the Company subject to the Collateral Sharing Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Interest Period" means, for any interest payment date, a period from and including the preceding interest payment date to but excluding such interest payment date, provided, however, that the initial Interest Period will be the period from and including the series issuance date to but excluding the May 15, 2004 interest payment date.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04:

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

               (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less

               (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

          "Issue Date" means February 24, 2004.

          "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind

(including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

          (1) all legal, accounting, investment, banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

          (2) all payments made on any Indebtedness other than Indebtedness under this Indenture and the Credit Agreement which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

          (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition or liabilities under indemnification obligations associated with such Asset Disposition or any purchase price adjustments.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as guarantor or otherwise); and (c) as to which there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than assets or Capital Stock of Unrestricted Subsidiaries, provided however, that Indebtedness of an Unrestricted Subsidiary which consists of a Guarantee of Indebtedness of the Company or a Restricted Subsidiary to a Person other than an Unrestricted Subsidiary, or a lien on property or stock of an Unrestricted Subsidiary that secures Indebtedness of the Company or a Restricted Subsidiary to a Person other than an Unrestricted Subsidiary, shall be deemed to constitute Non-Recourse Debt as long as the Unrestricted Subsidiary does not have recourse against the Company or a Restricted Subsidiary under such Indebtedness.

          "Obligations" means all obligations of the Company and the Subsidiary Guarantors under this Indenture, the Securities and the other Indenture Documents, including obligations to the Trustee and the Collateral Agent whether for payment of principal of, interest, including Additional Interest, if any, on the Securities and all other monetary obligations of the Company and the Guarantors under this Indenture, the Securities and the other Indenture Documents, whether for fees, expenses, indemnification or otherwise.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. "Officer" of a Subsidiary Guarantor has a correlative meaning.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

          "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any related, ancillary or complementary business.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;

          (3) Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business consistent with prudent practices and applicable law and not exceeding $2 million at any time outstanding;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06;

          (9) any Person; provided, that the payment for such Investments consists solely of Capital Stock of the Company (other than Disqualified Stock);

          (10) any Person consisting of the licensing of intellectual property pursuant to joint ventures, strategic alliances or joint marketing arrangements with such Person, in each case made in the ordinary course of business;

          (11) a vendor or supplier consisting of loans or advances to such vendor or supplier in connection with any guarantees to the Company or any Restricted Subsidiary of supply by, or to fund the supply capacity of, such vendor or supplier, in any case not to exceed $2.0 million at any one time outstanding;

          (12) loans to and other Investments in independent contractors and subcontractors of the Company or its Restricted Subsidiaries, not to exceed $4.0 million at any one time outstanding; or

          (13) any other Investments to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) outstanding on the date such Investment is made, do not exceed $5.0 million.

          "Permitted Liens" means, with respect to any Person:

          (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (3) Liens for taxes, assessments or governmental charges or levies either not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6) Liens securing Indebtedness permitted to be Incurred pursuant to
     Section 4.03(b)(8); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred;

          (7) Liens to secure Indebtedness permitted pursuant to paragraph (a) or clauses (1), (3)(A), (9)
     or (13) of Section 4.03(b)and other Credit Agreement Obligations;

          (8) Liens existing on the Closing Date;

          (9) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

          (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

          (11) Liens securing obligations under Hedging Obligations so long as such obligations relate to Indebtedness permitted to be Incurred pursuant to Section 4.03 that is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such obligations;

          (12) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) or (10); provided, however, that:

               (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and

               (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

                         (i) the outstanding principal amount or, if greater,
                    committed amount of the Indebtedness secured by Liens described under clauses (6), (7), (8), (9) or (10) at the time the original Lien became a Permitted Lien under this Indenture and

                         (ii) an amount necessary to pay any fees and expenses,
                    including premiums, related to such Refinancings; and

               (13) Liens to secure Indebtedness permitted to be Incurred pursuant to Section 4.03 or other obligations in an aggregate principal amount which, when taken together with all other Indebtedness and obligations secured by Liens pursuant to this clause
          (13) and remaining outstanding, does not exceed $10.0 million at any time.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of February 24, 2004, among the Company, the Subsidiaries of the Company set forth on a schedule thereto and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Private Placement Memorandum" means the Private Placement Memorandum dated February 24, 2004, relating to the issuance by Roto-Rooter, Inc. of (i) 2,000,000 shares of Capital Stock, par value $1.00 per share, (ii) $110.0 million of Securities and (iii) $150.0 million of Fixed Rate Notes.

          "Purchase Money Indebtedness" means Indebtedness:

          (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the property being financed, and

          (2) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the property, including additions and improvements thereto;

          provided, however, that the Indebtedness is Incurred within 180 days after the acquisition, construction or lease of the property by the Company or Restricted Subsidiary.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

          (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced; and

          (4) if the Indebtedness being Refinanced is contractually subordinated in right of payment to the Securities, such Refinancing Indebtedness is contractually subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

               (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or

               (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 24, 2004, among the Company, the initial Holders, the initial holders of the Fixed Rate Notes and certain other Persons.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

          "SEC" means the Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

          "Security Documents" means (a) the Pledge and Security Agreement, any Intellectual Property Security Agreement and any other document or instrument pursuant to which a Lien is granted by the Company or any Guarantor to secure any Obligations or under which rights or remedies with respect to such Lien are governed, as such agreements may be amended, modified or supplemented from time to time and (b) substantially identical agreements hereafter entered into pursuant to Section 10.09(c). Prior to the Discharge of Credit Agreement Obligations, the "Security Documents" will mean the Security Documents among the Company, the Subsidiary Guarantors and the Collateral Agent, as such agreements may be amended, modified or supplemented from time to time in accordance with their terms, this Indenture and the Collateral Sharing Agreement.

          "Senior Indebtedness" of the Company or any Subsidiary means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Indebtedness of the Company or any Subsidiary, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Subsidiary's Subsidiary Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Subsidiary shall not include:

          (1) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary to the Company or any other Subsidiary of the Company;

          (2) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary, as applicable;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary, as applicable, including any Subordinated Obligations of the Company or such Subsidiary, as applicable;

          (5) any obligations with respect to any Capital Stock; or

          (6) any Indebtedness Incurred in violation of this Indenture.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Chemed Debentures" means the Convertible Junior Subordinated Debentures due 2030, issued by the Company pursuant to the indenture dated as of February 7, 2000, between the Company and Firstar Bank, National Association, as trustee.

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of a Subsidiary Guarantor has a correlative meaning, except that the reference to "Securities" in the preceding sentence shall be deemed to refer to such Subsidiary's Subsidiary Guarantee.

          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (1) such Person,

          (2) such Person and one or more Subsidiaries of such Person or

          (3) one or more Subsidiaries of such Person.

          "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

          "Subsidiary Guarantor" means any Subsidiary that has issued a Subsidiary Guarantee.

          "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof;

          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S and P"); and

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transactions" means, collectively, the following transactions, which shall be consummated on or about the date of the closing of the offering of the Original Securities: (i) the consummation of the merger of Vitas with and into an indirect Wholly Owned Subsidiary of the Company pursuant to a merger agreement dated as of December 18, 2003, among the Company, Vitas and Marlin Merger Corp., (ii) the repayment of approximately $74.4 million of existing indebtedness of Vitas, plus accrued interest thereon, (iii) the repayment of approximately $29.4 million of existing indebtedness of the Company (including a $3.0 million make whole premium), plus accrued interest thereon, (iv) the assignment of the Westbrook Agreement by the Company to Vitas, the payment of $25.0 million by Vitas to Hugh A. Westbrook pursuant to the Westbrook Agreement and the performance of the other obligations under the Westbrook Agreement, (v) the consummation of the offering and sale of the Original Securities, Fixed Rate Notes and Capital Stock of the Company and the execution and delivery of notes, indentures and other agreements in connection therewith, (vi) the Company and certain of its Subsidiaries entering into the Credit Agreement and the borrowing on the Closing Date of $75.0 million thereunder (vii) the issuance or deemed issuance of letters of credit under the Credit Agreement to replace or backstop, or the cash collateralization of, letters of credit issued for the account of the Company or any of its Subsidiaries or Vitas or any of its Subsidiaries, (viii) the cancelation of a warrant held by the Company for shares of Vitas stock and (ix) the payment of fees and expenses in connection with the foregoing.

          "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trust Securities" means the Chemed Preferred Securities, the Subordinated Chemed Debentures and the guarantee by the Company to the holders of the Chemed Preferred Securities of amounts payable thereunder.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

          (2) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

               (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less, or

               (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

               (C) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and

               (D) no Default shall have occurred and be continuing.

          Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Vitas" means Vitas Healthcare Corporation or any successor thereto by any merger, consolidation or other transaction which is permitted hereunder.

          "VNF" means Vitas of North Florida, Inc., a Florida not-for-profit corporation and a Wholly Owned Subsidiary of Vitas.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Westbrook Agreement" has the meaning assigned to such term in the definition of "EBITDA".

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares or shares issued to third parties to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Company's or any of its Subsidiaries' business) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02.  Other Definitions.

                                                                     Defined in
                                        Term                          Section
                                        ----                        ------------
"Affiliate Transaction"..........................................   4.07(a)
"Bankruptcy Law".................................................   6.01
"Change of Control Offer"........................................   4.09(b)
"covenant defeasance option".....................................   8.01(b)
"Custodian"......................................................   6.01
"Event of Default"...............................................   6.01
"Initial Lien"...................................................   4.11
"legal defeasance option"........................................   8.01(b)
"Offer"..........................................................   4.06(b)
"Offer Amount"...................................................   4.06(c)(2)
"Offer Period"...................................................   4.06(c)(2)
"Paying Agent"...................................................   2.03
"Purchase Date"..................................................   4.06(c)(1)
"Registrar"......................................................   2.03
"Successor Company"..............................................   5.01(a)(1)

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Securities and the Subsidiary Guarantees;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

          (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (10) all references to the date the Securities were originally issued shall refer to the Issue Date; and

          (11) references to "interest" with respect to Securities in this Indenture shall include any additional interest payable pursuant to the Registration Rights Agreement.

                                   ARTICLE 2

                                The Securities

          SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Appendix attached hereto (the "Appendix") which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

          SECTION 2.02. Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          On the Issue Date, the Trustee shall authenticate and deliver $110.0 million of the Securities and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section
4.03. The aggregate principal amount of Securities outstanding at any time may not exceed $220.0 million except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10 and 9.05). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

          Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

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

          Every replacement Security is an additional Obligation of the Company.

          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the

Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 2.13. Issuance of Additional Securities. The Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities (in an aggregate principal amount not to exceed $110,000,000) under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

          (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                                    ARTICLE 3

                                   Redemption

          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          Any notice of redemption may provide that the redemption will be subject to specified conditions, provided that such conditions are not solely within the Company's control.

          SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

          (8) any condition to such redemption permitted under Section 3.01.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice; provided that if there is any condition to the Company's obligation to redeem such Securities which is permitted by Section 3.01 and stated in the notice of redemption, such Securities shall not be deemed due and payable unless and until such condition is satisfied or waived. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

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

                                    ARTICLE 4

                                    Covenants

          SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC Reports. Whether or not required by the SEC's rules and regulations, so long as any Securities are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company was required to file such reports; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company was required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the SEC's rules and regulations applicable to such reports, and each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. The Company's reporting obligations with respect to clauses (1) and (2) above shall be deemed satisfied in the event the Company files these reports with the SEC on EDGAR.

          If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless be required to continue to file the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the sole purpose of causing the SEC not to accept any such filings (it being understood and agreed that, if the Company is entitled to suspend its reporting obligations under the Exchange Act, the Company shall not be prevented from making any filings necessary to suspend such obligations). If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company was required to file those reports with the SEC.

          In addition, the Company agrees that, for so long as any Securities remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders and to securities analysts and prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Leverage Ratio would be no greater than (i) 5.75 to 1, if such Incurrence occurs on or prior to December 31, 2004 and (ii) 5.5 to 1, if such Incurrence occurs after December 31, 2004.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (1) Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $135.0 million less the aggregate amount of all Net Available Cash applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness under the Credit Agreement pursuant to Section 4.06(a)(3)(A) solely to the extent the corresponding commitments relating to such Indebtedness are permanently reduced;

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

          (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and
     (B) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities or the Subsidiary Guarantees, as applicable;

          (3) Indebtedness represented by (A) the Securities (not including any Additional Securities), the Subsidiary Guarantees and any Exchange Notes and (B) the Fixed Rate Notes (but not including any additional Fixed Rate Notes but including any exchange notes under the indenture for the Fixed Rate Notes);

          (4) Indebtedness outstanding on the Closing Date (other than the Indebtedness described in clauses (1), (2) or (3) above);

          (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, either (x) the Company would have been able to incur $1.00 of additional indebtedness pursuant to Section 4.03(a) after giving effect to such acquisition or (y) the Consolidated Leverage Ratio after giving effect to such acquisition and any related transactions would be no greater than the Consolidated Leverage Ratio as of such date without giving effect to such acquisition and any related transactions;

          (6) Refinancing Indebtedness in respect of any Indebtedness Incurred pursuant to Section 4.03(a) or clause (3), (4), this clause (6) or clause
     (9) of this paragraph (b);

          (7) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Interest Rate Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (8) Purchase Money Indebtedness, mortgage financings and Capitalized Lease Obligations in an aggregate principal amount not in excess of $3.0 million at any time outstanding;

          (9) Indebtedness Incurred at a Restricted Subsidiary, to the extent the proceeds of such Indebtedness are used to repay Indebtedness under the Credit Agreement and/or the Securities;

          (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (11) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

          (12) obligations arising from or representing deferred compensation to employees of the Company or its Subsidiaries that constitute or are deemed to be Indebtedness under GAAP and that are Incurred in the ordinary course of business; or

          (13) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
     (13) and then outstanding, will not exceed $5.0 million.

          (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary may Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

          (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03:

          (1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

          (2) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness, and

          (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

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

          (e) In addition, the Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt (or issue any shares of Disqualified Stock that is either mandatorily redeemable by the Company or convertible or exchangeable for Indebtedness other than Non-Recourse
Debt). If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this clause
(e), the Company shall be in Default of this Section 4.03).

          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

          (1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and
     (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

          (2) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary,

          (3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

          (4) make any Investment (other than a Permitted Investment) in any Person;

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment described in clauses
(1) through (4) above being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

               (A) a Default shall have occurred and be continuing (or would result therefrom);

               (B) after giving effect, on a pro forma basis, to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

               (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, shall be the Fair Market Value of the property or other non-cash assets that constitute such Restricted Payment) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

                    (i) 50% of the Consolidated Net Income accrued during the
               period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                    (ii) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

                    (iii) the amount by which Indebtedness of the Company or its
               Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                    (iv) an amount equal to the sum of (x) the net reduction in any Investments (excluding Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, net cash proceeds realized on the sale of such Investment and net cash proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary if such Unrestricted Subsidiary is designated a Restricted Subsidiary, with such Fair Market Value measured at the time of any such designation; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary and included in the calculation of the amount of Restricted Payments.

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

          (b) The provisions of the foregoing paragraph (a) shall not prohibit:

          (1) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

               (A) such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

               (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

          (2) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

          (3) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

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

          (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section 4.04; provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;

          (5) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $2.0 million in any calendar year; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

          (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, and repurchases of Capital Stock of Subsidiaries consisting of directors' qualifying shares or shares issued to third parties in the ordinary course to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Company's or any of its Subsidiary's business; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the

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

     Board of Directors); provided further, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

          (8) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payment;

          (9) the payment of cash dividends on the Capital Stock of the Company in an amount not to exceed (x) $0.48 per share per fiscal year and (y) $7.0 million in the aggregate for such dividends in any fiscal year; provided, however, that such dividends shall be included in the amount of Restricted Payments;

          (10) the payment of scheduled, quarterly cash dividends on the Chemed Preferred Securities declared on or prior to December 31, 2004 in an amount not to exceed $2.00 per share per year, and the redemption of the Chemed Preferred Securities and the Subordinated Chemed Debentures at the applicable scheduled redemption prices on or prior to December 31, 2004; provided that such dividends and redemption amounts shall not be included in the amount of Restricted Payments;

          (11) dividends or distributions of Capital Stock subject to the Closing Date Stock Award Plan so long as the aggregate amount of such dividends or distributions made pursuant to this clause (11) does not exceed $2.8 million; provided, that such dividends or distributions shall be excluded in the amount of Restricted Payments; and

          (12) other Restricted Payments in an aggregate amount not to exceed $5.0 million; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

          SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become

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effective any consensual encumbrance or restriction on the ability of any
Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

          (2) make any loans or advances to the Company; or

          (3) transfer any of its property or assets to the Company, except:

               (A) with respect to clauses (1), (2) or (3):

                    (i) any encumbrance or restriction pursuant to applicable
               law or an agreement in effect at or entered into on the Closing Date;

                    (ii) any encumbrance or restriction with respect to a
               Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

                    (iii) any encumbrance or restriction pursuant to an
               agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.05(3)(A) or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.05(3)(A) or this

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

               clause (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment, taken as a whole, are not materially more disadvantageous to the Holders than the encumbrances and restrictions contained in such predecessor agreements (as determined by the Company in good faith);

                    (iv) any encumbrance or restriction contained in the terms of any Indebtedness Incurred pursuant to Section 4.03(b)(9) or any agreement pursuant to which such Indebtedness was Incurred; provided, however that the encumbrances and restrictions contained in such Indebtedness, taken as a whole, are not materially more disadvantageous to the holders of the Securities than the encumbrances and restrictions contained in the agreements for the Indebtedness being repaid (as determined by the Company in good faith);

                    (v) with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement entered into in connection with the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary; provided that in any such case such encumbrance or restriction is in effect only for the period pending the closing of such sale, disposition or distribution; and

               (B) in the case of clause (3), any encumbrance or restriction

                    (i) that restricts in a customary manner the subletting,
               assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

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                    (ii) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements.

          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

               (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

               (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and

               (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

                    (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company or Senior Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) (collectively "Eligible Indebtedness") within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                    (B) second, to the extent of the balance of Net Available
               Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to

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

               reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within one year from the later of such Asset Disposition or the receipt of such Net Available Cash;

                    (C) third, to the extent of the balance of such Net
               Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in Section 4.06(b)) to purchase Securities pursuant to and subject to the conditions set forth in Section 4.06(b); provided, however, that if the Company so elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Indebtedness of the Company; and

                    (D) fourth, to the extent of the balance of such Net
               Available Cash after application in accordance with clauses (A),
               (B) and (C) or the proviso to this Section 4.06(a)(3), for any general corporate purpose permitted by the terms of this Indenture;

     provided, however, that for purposes of (x) the proviso to Section 11.03(a) or (y) Section 11.03(b) with respect to the release of Collateral, an Asset Disposition shall constitute a "Ratable Paydown Disposition" if the Company shall apply all Net Available Cash, to the extent not applied at the option of the Company to reinvest in Additional Assets as provided in clause (B) above, to make an Offer in accordance with Section 4.06(b) and to repay Indebtedness under the Credit Agreement (or, at the election of the Company, to pay or offer to purchase any other Eligible Indebtedness in lieu of Indebtedness under the Credit Agreement), in such respective amounts as are in proportion to the respective aggregate outstanding amount of Securities and outstanding Indebtedness under the Credit Agreement; and provided, further, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A) or (C) above, the Company or such

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

     Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

          Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not otherwise applied in accordance with this Section 4.06(a) exceeds $5.0 million.

          For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

               (x) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and

               (y) securities received by the Company or any Restricted Subsidiary from the transferee that within 90 days are converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(3)(C) or in respect of which the Company elects to make an offer pursuant to the proviso to Section 4.06(a)(3), the Company shall be required (i) to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant Interest Payment Date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in Section 4.06(c) and (ii) to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Indebtedness of the Company at a purchase price in

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

excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon). If the aggregate purchase price of Securities (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Company will apply the remaining Net Available Cash in accordance with Section 4.06(a)(3)(D). The Company will not be required to make an Offer for Securities (and other Senior Indebtedness) pursuant to this Section
4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(3)) is less than $5.0 million for any particular Asset Disposition or related series of Asset Dispositions (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

          (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and
(C) if material, appropriate pro forma financial information) and

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

all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3) of this Section 4.06(c).

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this
     Section 4.06.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the

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

     Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

          SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms that:

               (1) are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction

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

          in arm's-length dealings with a Person who is not such an Affiliate;

               (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million,

                    (A) are set forth in writing, and

                    (B) have been approved by a majority of the members of the
               Board of Directors and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

               (3) in the event such Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arms length transaction with a Person who is not an Affiliate.

          (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (1) any Investment or other Restricted Payment permitted to be made pursuant to Section 4.04,

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

          (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

          (4) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries and consistent with prudent

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

     practices and applicable law, not to exceed $2.0 million outstanding at any one time,

          (5) the payment of reasonable and customary fees, compensation or employee benefit arrangements to and any indemnity provided for the benefit of directors, officers or employees of the Company and its Subsidiaries in the ordinary course of business,

          (6) any transaction with a Restricted Subsidiary which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in, or otherwise controls, such Restricted Subsidiary,

          (7) the Transactions, or

          (8) the making of severance payments to directors, officers or employees of Vitas that are required pursuant to arrangements in effect prior to the date that the Company acquired Vitas, in an aggregate amount not to exceed $14.5 million (which arrangements may be modified so long as such aggregate amount is not exceeded).

          SECTION 4.08. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

          SECTION 4.09. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock (other than directors' qualifying shares or shares issued to third parties in the ordinary course to the extent necessary to satisfy any licensing requirements under applicable law with respect to the Company's or any of its Subsidiary's business) to any Person (other than the Company or a Wholly Owned Subsidiary), unless:

          (1) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Restricted Subsidiaries owns any Capital Stock of such Restricted Subsidiary; or

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

          (2) immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition (and such Investment shall be deemed to be an Investment for the purposes of Section 4.04 as of the effective date of the applicable transaction).

          The proceeds of any sale of such Capital Stock permitted under clause (1) or (2) above will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of Section 4.06.

          For avoidance of doubt, the Company will not be permitted to issue, directly or indirectly, any of its Capital Stock that is exchangeable or convertible, with or without conditions, into any Capital Stock of any Restricted Subsidiary without complying with this Section 4.09.

          SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this section in the event that it has exercised its right to redeem all the Securities under the terms of paragraph 5 of the Securities.

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101%

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

     of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts and financial information regarding such Change of Control;

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

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

          (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

          SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets(including Capital Stock of a Restricted Subsidiary, but excluding Capital Stock of an Unrestricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens.

          SECTION 4.12. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

               (1) the Company or such Restricted Subsidiary would be entitled to:

                    (A) Incur Indebtedness in an amount equal to the
               Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03; and

                    (B) create a Lien on such property securing such
               Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.11,

               (2) the net proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and

               (3) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with
          Section 4.06.

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

          SECTION 4.13. Future Subsidiary Guarantors; Additional Security. (a) The Company will cause each Subsidiary that enters into a Guarantee of any of the Credit Agreement Obligations, to become a Subsidiary Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Subsidiary will Guarantee the payment and performance of all obligations under the Securities to the same extent as such Subsidiary Guarantees such Credit Agreement Obligations. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) If the Company or any Subsidiary Guarantor creates any initial or additional Lien on any property to secure any Credit Agreement Obligations (other than Liens on cash and cash equivalents to secure obligations in respect of letters of credit), it shall concurrently grant a Lien that is equal and ratable with such Lien upon such property as security for the Securities, in accordance with the Security Documents and the Collateral Sharing Agreement. In connection therewith, the Company shall execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially all the same terms as the Security Documents and in a form reasonably satisfactory to the Collateral Agent, and take all such actions (including the filing and recording of financing statements, fixture filings, mortgages and other documents) that may be required under any applicable law, or which the Collateral Agent may reasonably request to create such Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Collateral Agent or the Trustee in connection therewith and deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Security Documents are valid, binding and enforceable obligations of the Company subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

          SECTION 4.14. Ratings. As promptly as reasonably practicable after the Closing Date, the Company

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

will use its reasonable efforts to obtain a rating of the Securities from either Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc.

          SECTION 4.15. Impairment of Security Interest. The Company will not, and will not permit any of its Restricted Subsidiaries to, take or omit to take, any action which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Holders; provided, however, that the taking of any action with respect to the Collateral that is not prohibited by the terms of the Security Documents or the Collateral Sharing Agreement, or the failure to take any action with respect to the Collateral that is not specifically required pursuant to the terms of the Security Documents or the Collateral Sharing Agreement, will not be deemed to impair such security interest. The Company will not, and will not permit any of its Restricted Subsidiaries to, grant to any Person (other than the Collateral Agent, for the benefit of the Holders and holders of any pari passu debt), any interest whatsoever in any of the Collateral other than Permitted Liens and as contemplated by the Security Documents.

          SECTION 4.16. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

          SECTION 4.17. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

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                                    ARTICLE 5

                                Successor Company

          SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

          (4) immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor

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Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

          (b) In addition, the Company will not permit any Subsidiary Guarantor to, and the Subsidiary Guarantors will not, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

          (1) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

          (2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          Notwithstanding the foregoing:

               (A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to any Subsidiary Guarantor;

               (B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; and

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               (C) nothing herein shall limit any conveyance, transfer or lease of assets between or among any of the Company and the Subsidiary Guarantors.

                                    ARTICLE 6

                              Defaults and Remedies

          SECTION 6.01. Events of Default. An "Event of Default" occurs if:

               (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

               (2) the Company (A) defaults in the payment of principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (B) fails to purchase Securities when required pursuant to this Indenture or the Securities;

               (3) the Company or any Restricted Subsidiary fails to comply with Section 5.01;

               (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section
          4.06 or 4.10) and such failure continues for 60 days after the notice specified below;

               (5) the Company fails to comply with any covenant set forth in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 90 days after the notice specified below;

               (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent at the time;

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               (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case;

                    (B) consents to the entry of an order for relief against
               it in an involuntary case;

                    (C) consents to the appointment of a Custodian of it or
               for any substantial part of its property; or

                    (D) makes a general assignment for the benefit of its
               creditors;

          or takes any comparable action under any foreign laws relating to insolvency;

               (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or any Significant
               Subsidiary in an involuntary case;

                    (B) appoints a Custodian of the Company or any Significant
               Subsidiary or for any substantial part of its property; or

                    (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

          or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

               (9) any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary if:

                    (A) an enforcement proceeding thereon is commenced by any
               creditor or

                    (B) such judgment or decree remains outstanding for a
               period of 60 days following such judgment or decree and is not discharged,

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          waived or stayed (the "judgment default provision");

          (10) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below; or

          (11) the material impairment of the security interests granted to the Collateral Agent for the benefit of the Holders and the Trustee under the Security Documents (other than in accordance with the terms of the Security Documents, the Collateral Sharing Agreement and this Indenture, as each may be amended from time to time) for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of the Security Documents and the Indenture or any security interest granted to the Collateral Agent for the benefit of the Holders and the Trustee thereunder shall be declared invalid or unenforceable or the Company or any of its Restricted Subsidiaries asserting, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4), (5) or (6) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clause (4), (5) or (6) after receipt of such notice. Such notice must

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specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (9), (10) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (6), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest and any premium on the Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture, subject to the terms of the Collateral Sharing Agreement.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or

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remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Collateral Sharing Agreement or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

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

          (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby

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authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

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

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

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

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for

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

any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care, including the Collateral Agent.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or (2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or otherwise obtained actual knowledge.

          (g) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of the covenants hereunder.

          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same

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

with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each February 15 beginning with the February 15 following the date of this Indenture, and in any event prior to May 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of February 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including

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

costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

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

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

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

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities,

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including interest thereon to maturity or such redemption date (other than
Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and the
operation of Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8),
6.01(9), 6.01(10) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(3) and (4) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9),
6.01(10) or 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3) or (4). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee and the Security Documents.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall

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survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to

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     the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years,

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and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

          SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents, the Collateral Sharing Agreement or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5 and to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

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     provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add Guarantees with respect to the Securities or to secure the Securities;

          (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

          (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (7) to make any change that does not adversely affect the rights of any Securityholder;

          (8) to provide for the issuance of the Exchange Securities or Additional Securities;

          (9) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture, the Security Documents or the Collateral Sharing Agreement; or

          (10) at any time when the Aggregate Credit Agreement Exposure is more than $55 million or more than the aggregate principal amount of outstanding Notes, to make any amendment or modification to any Security Document or the Collateral Sharing Agreement that applies equally to the lenders under the Credit Agreement and the Holders or that does not materially adversely affect the rights of the Holders; provided, however, that no amendment under this clause (10) shall directly or indirectly effect a release of collateral that is not permitted under Section 11.03 without the consent of Holders representing the Designated Percentage of the aggregate principal amount of Securities outstanding.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to

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

give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents, the Collateral Sharing Agreement or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed pursuant to paragraph 5 of the Securities;

          (5) make any Security payable in money other than that stated in the Security;

          (6) impair the right of any Holder to receive payment of principal of and interest or any premium on such Holder's Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

          (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

          (8) waive (A) any Default or Event of Default in the payment of the principal or interest on a Security or (B) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture.

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

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a

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

Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE 10

                              Subsidiary Guarantees

          SECTION 10.01. Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture, the Security Documents, the Collateral Sharing Agreement and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

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

          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company or any other Subsidiary Guarantor of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default or Event of Default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any Obligation; (3) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture, the Securities, any Security Document or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of any Obligations or the failure of any other Subsidiary Guarantor to sign or become party to the Indenture or any amendment, change, or reaffirmation of this Indenture; (6) the election by, or on behalf of, any one or more of the Holders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code; (7) any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
(8) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the holders of secured Obligations for repayment of all or any part of the guaranteed Obligations; or (9) except as set forth in Section 10.06, any change in the organizational structure or ownership of the Company or any Subsidiary Guarantor.

          Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, the Security Documents or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

          Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or premium or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Collateral Agent for the benefit of the Holders an amount equal to the sum of (A) the unpaid amount of such Obligations, (B) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (C) all other monetary Obligations of the Company to the Holders and the Trustee.

          Each Subsidiary Guarantor agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor agrees that any and all claims of such Subsidiary Guarantor against the Company or any other Subsidiary Guarantor hereunder (each an "Obligor") with respect to any "Intercompany Indebtedness" (as

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

hereinafter defined), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided that, and not in contravention of the foregoing, unless an Event of Default has occurred and is continuing and such Subsidiary Guarantor receives from the Trustee a payment blockage notice hereunder that has not been withdrawn such Subsidiary Guarantor may make loans to and receive payments with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Indenture. "Intercompany Indebtedness", for purposes of this paragraph, means any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Subsidiary Guarantor. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the

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

benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders expressly specified herein and in the Collateral Sharing Agreement and the Security Documents are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this
Article 10 at law, in equity, by statute or otherwise.

          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 10.06. Release of Subsidiary Guarantor. Upon any release of a Subsidiary Guarantor by the Collateral Agent that is permitted under the Indenture and the Collateral Sharing Agreement, such Subsidiary Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          In addition, a Subsidiary Guarantee of the Securities provided by a Subsidiary Guarantor will be released without any actions required on the part of the Trustee or any Holder:

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

          (1) if (a) all of the Capital Stock of, or other equity interests in, or all or substantially all of the assets of such Subsidiary Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a person other than the Company or any of the Company's Domestic Subsidiaries or (b) such Subsidiary Guarantor ceases to be a Restricted Subsidiary, and in each case the Company otherwise complies, to the extent applicable, with Sections 4.06, 4.09 and 11.03;

          (2) if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary;

          (3) upon the Company's request if the fair market value of the assets of the applicable Subsidiary Guarantor (as determined in good faith by the Board of Directors), together with the fair market value of the assets of other Subsidiary Guarantors whose Subsidiary Guarantee was released in the same calendar year, pursuant to this clause and any other assets released pursuant to Section 11.03(a)(6) in the same calendar year do not exceed $1.0 million (subject to cumulative carryover for amounts not used in any prior calendar year); or

          (4) if the guarantee by such Subsidiary Guarantor of the Credit Agreement Obligations is released; provided that any release of the liens of the Security Documents on the assets or stock of such Subsidiary in connection with such release is permitted under Section 11.03 of this Indenture.

          SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all guarantied obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

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                                   ARTICLE 11

                             Collateral and Security

          SECTION 11.01. Security Documents. The due and punctual payment of the principal of and accrued and unpaid interest, if any, on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium, if any, on the Securities and performance of all other Obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which define the terms of the Liens that secure the Obligations and provide that the Liens granted thereunder secure the Obligations on a first-priority basis equally and ratably with all Credit Agreement Obligations, subject to the terms of the Collateral Sharing Agreement. Each Holder, by its acceptance of a Security, consents and agrees to all of the terms of the Security Documents and the Collateral Sharing Agreement (including the provisions providing for the exercise of remedies and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the terms of this Indenture, and authorizes and directs the Trustee to enter into the Security Documents and the Collateral Sharing Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents and the Collateral Sharing Agreement, and will do or cause to be done all such acts and things as may be required by the next sentence of this
Section 11.01, to assure and confirm to the Trustee the Liens upon the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Obligations secured hereby, according to the intent and purposes herein expressed. To the extent required pursuant to the Security Documents, the Company shall take, and shall cause its Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the

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Company and the Subsidiary Guarantors hereunder, a valid and enforceable perfected Lien on all the Collateral, in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as defined in the Collateral Sharing Agreement), equal in priority (subject to Permitted Liens) to any and all Liens at any time granted upon the Collateral to secure Credit Agreement Obligations or any other first-priority Liens. Each of the Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral for the ratable benefit of the Holders, the Trustee and the other Secured Parties (as defined in the Collateral Sharing Agreement) pursuant to the terms of the Security Documents and subject to the terms of the Collateral Sharing Agreement.

          SECTION 11.02. Recording and Opinions. (a)The Company shall deliver to the Trustee:

          (1) Promptly after the issuance of the Exchange Securities, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture and the Security Documents (or including financing statements or other instruments, as applicable) have been properly recorded and filed so as to make effective the Lien intended to be created for the benefit of the Holders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; and

          (2) On or before February 15 of each year, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture and the Security Documents (or financing statements or other instruments, as applicable) as is necessary to maintain the Lien intended to be created thereby for the benefit of the Holders, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien.

          (b) The Company shall otherwise comply with the provisions of TIA
Section 314(b).

          SECTION 11.03. Release of Collateral. (a) Subject to subsection (b) and (c) of this Section 11.03, without the consent of the Trustee or any Holder, the Company and the Subsidiary Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Securities under any one or more of the following circumstances:

          (1) if all other Liens on that asset securing Credit Agreement Obligations (including commitments thereunder) then secured by that asset are released;

          (2) if such asset is sold, transferred, leased or otherwise disposed of in a transaction that constitutes an Asset Disposition;

          (3) if such asset is sold, transferred, leased or otherwise disposed of in a transaction that does not constitute an Asset Disposition as provided in clause (1) through (9) of the definition thereof;

          (4) if the Company provides substitute collateral with at least an equivalent fair value as determined in good faith by the Board of Directors;

          (5) if any Subsidiary Guarantor is released from its Subsidiary Guarantee in accordance with the terms of this Indenture, the Security Documents and the Collateral Sharing Agreement, then such Subsidiary's assets and the stock of such Subsidiary that is pledged to the Collateral Agent shall be released;

          (6) in respect of assets included in the Collateral with a fair value, as determined in good faith by the Board of Directors, of up to $1 million in any calendar year, subject to a cumulative carryover for any amount not used in any prior calendar year; or

          (7) upon satisfaction by the Company of the conditions set forth in
     Article 8 to its legal defeasance option, its covenant defeasance option or the discharge of this Indenture, all Liens on the Collateral of this Indenture and the Security Documents shall be released;

          provided, however, that the consent of Holders representing the Designated Percentage of the aggregate principal amount of Securities outstanding shall be required for any such release pursuant to clause
     (1), (2) or (5) if the sum of the aggregate fair value (as determined in good faith by the Board of Directors) of Collateral released pursuant to clauses (1), (2) and (5) since the Issue Date exceeds $50 million (including for purposes of such calculation the instant release, but excluding all releases since the Issue Date that are or were in connection with Asset Dispositions and that constitute or constituted Ratable Paydown Dispositions under Section 4.06).

          (b) Except as provided in subsection (c) below, at any time when an Event of Default has occurred and is continuing, the consent of Holders representing the Designated Percentage of the aggregate principal amount of Securities outstanding shall be required for any release of Collateral pursuant to clauses (1), (2) and (5) of subsection (a) above, unless such release is in connection with a Ratable Paydown Disposition or unless such release is in connection with a disposition of Collateral in which the proceeds thereof are to be held or applied in accordance with Article IV of the Collateral Sharing Agreement.

          (c) Nothing herein shall be deemed to limit or restrict the release of Collateral or dispositions of assets in connection with the exercise of remedies by the Collateral Agent pursuant to and in accordance with the terms of the Collateral Sharing Agreement and the Security Documents.

          (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents, the Collateral Sharing Agreement and this Indenture. To the extent applicable, the Company will cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

          (e) Certificates. To the extent applicable, the Company shall furnish to the Trustee and the Collateral Agent all documents required by TIA ss. 314(d) (as the same may be modified by any exemptive relief granted to the Company by the SEC).

          The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents. The Company shall furnish to the Trustee photocopies of all certificates of officers of the Company delivered to the Collateral Agent pursuant to the Security Documents or the Collateral Sharing Agreement in connection with a release of property or securities from the Lien and security interest of the Security Documents.

          SECTION 11.04. [Reserved]

          SECTION 11.05. Authorization of Actions to Be Taken by the Trustee Under the Security Documents and the Collateral Sharing Agreement. Subject to the provisions of Section 7.01 and 7.02 hereof and the Collateral Sharing Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, or direct, on behalf of the Holders, the Collateral Agent to take, all actions it deems necessary or appropriate in order to:

          (a) enforce any of the terms of the Security Documents and the Collateral Sharing Agreement; and

          (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Subsidiary Guarantors hereunder.

          Subject to the Collateral Sharing Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

          SECTION 11.06. Authorization of Receipt and Distribution of Funds by the Trustee Under the Security Documents and the Collateral Sharing Agreement. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents and the Collateral Sharing Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

          SECTION 11.07. Termination of Security Interest. The Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that the Obligations have been paid in full, and instruct the Collateral Agent to release the Liens securing the Obligations pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, and accrued and unpaid interest, if any, on, the Securities and all other Obligations under this Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest, if any, are paid, (2) a satisfaction and discharge of this Indenture as described in Article 8 or (3) a legal defeasance or covenant defeasance as described in Article 8. Upon receipt of such instruction, the Trustee, if it is the Collateral Agent, shall, or, if it is not the Collateral Agent, shall request the Collateral Agent to, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

          SECTION 11.08. Trustee Serving as Collateral Agent; Amendments or Supplements to, or Replacements of, the Security Documents and the Collateral Agency Agreement. (a) If the Trustee shall become the Collateral Agent, it shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Collateral Sharing Agreement, neither the Trustee nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, negligence or bad faith.

          (b) The Trustee is authorized and directed to (i) if the Trustee shall become the Collateral Agent, enter into the Security Documents, (ii) enter into the Collateral Sharing Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Collateral Sharing Agreement and (iv) perform and observe its obligations under the Security Documents and the Collateral Sharing Agreement.

          (c) If at any time following the Discharge of Credit Agreement Obligations the Company or any Subsidiary Guarantor (i) incurs Indebtedness under any bank credit facility pursuant to Section 4.03, the Company shall deliver to the Trustee an Officers' Certificate so stating and requesting the Trustee to enter into one or more amendments or supplements to, or replacements of, the Security Documents, as applicable, and the Collateral Sharing Agreement establishing and setting forth the respective rights of the holders of such bank credit facility Obligations and the Holders in respect of their shared first priority Lien on the Collateral. Any such amendment, supplement or replacement of the Collateral Sharing Agreement shall include substantially the same terms as are set forth in the Collateral Sharing Agreement. The Trustee shall (and is hereby authorized and directed to) enter into such amendments or supplements to, or replacements of, the Security Documents, as applicable, and the Collateral Sharing Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

          SECTION 11.09. Designations. For purposes of the provisions hereof and the Collateral Sharing Agreement requiring the Company to designate Indebtedness for the purposes of the term "Credit Agreement Obligations", "First Lien Credit Facilities" or any other such designations hereunder or any such similar designations under the Collateral Sharing Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof and the Collateral Sharing Agreement, the Company hereby designates the Credit Facilities provided pursuant to the Credit Agreement as a "First Lien Credit Facility" and any obligations in respect of the Credit Agreement as "Credit Agreement Obligations".

                                   ARTICLE 12

                                  Miscellaneous

          SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Company or any Subsidiary Guarantor:

                  Roto-Rooter, Inc.
                  255 East Fifth Street
                  Cincinnati, Ohio  45202
                  Facsimile:  (513) 287-6216

                  Attention:  General Counsel

         if to the Trustee:

                  Wells Fargo Bank, N.A.
                  Corporate Trust
                  Sixth Street and Marquette Avenue
                  MAC N303-120
                  Minneapolis, MN  55475
                  Facsimile:  (612) 667-9875

                  Attention:  Jeffrey T. Rose

          The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

          SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 12.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 12.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                            ROTO-ROOTER, INC.

                            By:    /s/ Kevin J. McNamara
                                   ----------------------------------
                                   Name: Kevin J. McNamara
                                   Title: President and
                                   Chief Executive Officer

                            JET RESOURCE, INC.

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            NUROTOCO OF NEW JERSEY, INC.

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            CCR OF OHIO INC.

                            By:    /s/ Kevin J. McNamara
                                   ----------------------------------
                                   Name: Kevin J. McNamara
                                   Title: Vice Chairman

                            ROTO-ROOTER DEVELOPMENT COMPANY

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            ROTO-ROOTER MANAGEMENT COMPANY

                            By:    /s/ Kevin J. McNamara
                                   ----------------------------------
                                   Name: Kevin J. McNamara
                                   Title: Vice Chairman

                            R.R. UK, INC.

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            SERVICE AMERICA NETWORK, INC.

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            ROTO-ROOTER CORPORATION

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            ROTO-ROOTER SERVICES COMPANY

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            NUROTOCO OF MASSACHUSETTS, INC.

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Assistant Clerk

                            COMFORT CARE HOLDINGS CO.

                            By:    /s/ Kevin J. McNamara
                                   ----------------------------------
                                   Name: Kevin J. McNamara
                                   Title: Vice President

                            R.R. PLUMBING SERVICES CORPORATION

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            COMPLETE PLUMBING SERVICES, INC.

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            CONSOLIDATED HVAC, INC.

                            By:    /s/ Naomi C. Dallob
                                   ----------------------------------
                                   Name: Naomi C. Dallob
                                   Title: Secretary

                            VITAS HEALTHCARE CORPORATION

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HOSPICE SERVICES, L.L.C.

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HEALTHCARE CORPORATION OF CALIFORNIA

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HEALTHCARE CORPORATION OF ILLINOIS

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HEALTHCARE CORPORATION OF OHIO

                            By:     /s/ Timothy S. O'Toole
                                    ----------------------------------
                                    Name: Timothy S. O'Toole
                                    Title: President

                            VITAS HEALTHCARE CORPORATION OF PENNSYLVANIA

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HEALTHCARE CORPORATION OF WISCONSIN

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HME SOLUTIONS, INC.

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HOLDINGS CORPORATION

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            HOSPICE CARE INCORPORATED

                            By:      /s/ Timothy S. O'Toole
                                     Name: Timothy S. O'Toole
                                     Title: President

                            HOSPICE, INC.

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HEALTHCARE CORPORATION OF FLORIDA

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HEALTHCARE CORPORATION OF CENTRAL FLORIDA

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                            VITAS HEALTHCARE OF TEXAS, L.P.

                            By:    Vitas Hospice Services, L.L.C., its
                                   General Partner

                            By:    /s/ Timothy S. O'Toole
                                   ----------------------------------
                                   Name: Timothy S. O'Toole
                                   Title: President

                           Wells Fargo Bank, N.A.

                              By

                                 /s/ Jeffrey Rose
                                 ----------------------------------
                                 Name:  Jeffrey Rose
                                 Title: Corporate Trust Officer

                                                                      SCHEDULE I

CCR of Ohio Inc.
Comfort Care Holdings CO.
Complete Plumbing Services, Inc.
Consolidated HVAC, Inc.
Jet Resource, Inc.
Nurotoco of Massachusetts, Inc.
Nurotoco of New Jersey, Inc.
R.R. UK, Inc.
Roto-rooter Corporation
Roto-Rooter Development Company
Roto-Rooter Management Company
Roto-Rooter Services Company
R.R. Plumbing Services Corporation
Service America Network, Inc.
Hospice Care Incorporated
Hospice, Inc.
Vitas Healthcare Corporation
Vitas Healthcare Corporation of California
Vitas Healthcare Corporation of Central Florida
Vitas Healthcare Corporation of Florida
Vitas Healthcare Corporation of Illinois
Vitas Healthcare Corporation of Ohio
Vitas Healthcare Corporation of Pennsylvania
Vitas Healthcare Corporation of Wisconsin
Vitas HME Solutions, Inc.
Vitas Holdings Corporation
Vitas Hospice Services, L.L.C.
Vitas Healthcare of Texas, L.P.

                                                                        APPENDIX

                    CERTAIN PROVISIONS RELATING TO SECURITIES
                   -----------------------------------------

       1.   Definitions

       1.1   Definitions

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Accredited Investor" has the meaning assigned to such term in Regulation D.

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Exchange Securities" means (1) the Floating Rate Senior Secured Notes Due 2010 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "Initial Holders" means (1) with respect to the Initial Securities issued on the Issue Date, the purchasers thereof, as set forth in the Purchase Agreements and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreements.

          "Initial Securities" means (1) $110.0 million aggregate principal amount of Floating Rate Senior Secured Notes Due 2010 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, each Purchase Agreement dated February 24, 2004, among the Company, the Subsidiary Guarantors and an Initial Holder, and (2) with respect to each issuance of Additional Securities, each purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

          "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated February 24, 2004 among the Company and the Initial Holders and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Securities" means the Initial Securities and the Exchange Securities, treated as a single class.

          "Securities Act" means the Securities Act of 1933.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Rights Agreement.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

     1.2  OTHER DEFINITIONS

                                                               DEFINED IN
          TERM                                                  SECTION:
"Agent Members"............................................      2.1(b)
"Global Security"..........................................      2.1(a)
"Regulation D".............................................      2.1(a)
"Restricted Global Security"...............................      2.1(a)

     2.   THE SECURITIES.

     2.1 (a) FORM AND DATING. Initial Securities offered and sold to an accredited investor in reliance on Section 4(2) of the Securities Act ("Section 4(2)") and/or Regulation D under the Securities Act ("Regulation D"), in each case as provided in a Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its principal corporate trust office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Securities shall be issued in global form (with the global securities legend set forth in Exhibit 1 hereto) or in certificated form at the option of the Holders thereof from time to time. Exchange Securities issued in global form and Restricted Global Securities are sometimes referred to in this Appendix as "Global Securities".

          (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

               (c) CERTIFICATED SECURITIES. Except as provided in this Section
2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities.

     2.2 AUTHENTICATION. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $110.0 million Floating Rate Senior Secured Notes Due 2010, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section
4.03 of the Indenture. The aggregate principal amount of Securities outstanding at any time shall not exceed $220.0 million except as provided in Section 2.07 of the Indenture.

     2.3  TRANSFER AND EXCHANGE.

          (a) Transfer and Exchange of Global Securities.

          (1) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

          (2) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (3) In the event that a Restricted Global Security is exchanged for Securities in certificated registered form pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
     Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (b) LEGEND.

          (1) Except as permitted by the following paragraphs (2), (3) and (4), each Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE l44A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (3) After a transfer of any Initial Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or an Initial Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security or directions to transfer such Holder's interest in the Global Security, as applicable.

          (4) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (c) CANCELLATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (d) Obligations with Respect to Transfers and Exchanges of Securities.

          (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

          (2) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10 and 9.05 of the Indenture).

          (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

          (4) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (5) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (e) Obligation of the Trustee.

          (1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Certificated Securities.

          (a) A Restricted Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated

Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (1) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Restricted Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (2) an Event of Default has occurred and is continuing or (3) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Restricted Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Restricted Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                                        APPENDIX

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE l44A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III)

PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No. ______________                                                  $___________

          Floating Rate Senior Secured Notes Due 2010

          Roto-Rooter, Inc., a Delaware corporation, promises to pay to _____________________________, or registered assigns, the principal sum of
______________________ _________ Dollars on February 24, 2010.

          Interest Payment Dates: February 15, May 15, August 15 and November
15.

          Record Dates: February 1, August 1, May 1 and November 1.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                        ROTO-ROOTER, INC.

                                           By
                                             -----------------------------------
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

WELLS FARGO BANK, N.A.
  as Trustee, certifies
    that this is one of
    the Securities referred
    to in the Indenture.
  By
    ----------------------------------
     Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                   Floating Rate Senior Secured Note Due 2010

1.   INTEREST

          Roto-Rooter, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at a rate equal to LIBOR for the applicable Interest Period plus 3.75% per annum; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum for the first 90 days following a Registration Default, at a per annum rate of 0.50% for the second 90 days following a Registration Default, at a per annum rate of 0.75% for the third 90 days following a Registration Default and at a per annum rate of 1.0% thereafter from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest quarterly on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 24, 2004. Interest will be computed on the basis of actual days outstanding of a 360-day year. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

          LIBOR for the initial Interest Period will be 1.13% per annum. The Trustee will determine LIBOR for each Interest Period following the initial Interest Period, on the second London Business Day prior to the first day of such Interest Period (each a "LIBOR Determination Date"). For purposes of calculating LIBOR, a London Business Day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market. LIBOR shall be determined by the Trustee in accordance with the following provisions:

          (i) "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in the United States dollars for a three-month period which appears on Telerate Page 3750 (as defined in the 1987 Interest Rate and Currency Exchange Definitions published by the International Swap Dealers Association, Inc., or such other page as may replace such Telerate Page 3750) as of 11:00 a.m., London time, on such date, and

          (ii) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750), the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in the United States dollars are offered by four reference banks selected by the Trustee at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a three-month period. The Trustee will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided as requested, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a three-month period. All percentages resulting from a calculation in this clause (ii) shall be rounded, if necessary, to the nearest one thirty-second of a percentage point.

2.   METHOD OF PAYMENT

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1, May 1, August 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated

Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

               Initially, Wells Fargo Bank, N.A., a national banking associatio (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Company issued the Securities under an Indenture dated as of February 24, 2004 ("Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. {section}{section} 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in sale/leaseback transactions; and impair the Collateral. These covenants are subject to important exceptions and qualifications.

5.   OPTIONAL REDEMPTION

          At any time, the Company shall be entitled to redeem all or a portion of the Securities on one or more occasions, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount on the redemption date), plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 24 of the years set forth below:

                        REDEMPTION
YEAR                      PRICE
----                   -----------
2004                     101.000%
2005 and thereafter      102.000%

6.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

          Any notice of redemption may provide that the redemption will be subject to specified conditions, provided that such conditions are not solely within the Company's control.

7.   PUT PROVISIONS

          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   GUARANTEE

          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.   SECURITY

          The payment by the Company of the principal of, and premium and interest on, the Securities will be secured by the collateral that secures the Credit Agreement Obligations, on a first-priority basis equally and ratably with all Credit Agreement Obligations, subject to the terms of the Collateral Sharing Agreement.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities to maturity or redemption, as the case may be. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee and the Security Documents.

14.  AMENDMENT; WAIVER

          Subject to certain exceptions set forth in the Indenture, (1) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (2) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Security Documents, the Collateral Sharing Agreement or the

Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

15.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon optional redemption, upon declaration of acceleration or otherwise, or failure by the Company to purchase Securities when required; (c) failure by the Company to comply with certain other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or the Significant Subsidiaries if the amount accelerated (or so unpaid) exceeds $5.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $5.0 million; (g) certain defaults with respect to Subsidiary Guarantees; and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to

Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  GOVERNING LAW

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

             Roto-Rooter, Inc.
             255 East Fifth Street
             Cincinnati, Ohio  45202
             Facsimile:  (513) 287-6216

             Attention:  General Counsel

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

          (1)  | | to the Company; or

          (2) | | pursuant to an effective registration statement under the Securities Act of 1933; or

          (3) | | inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

          (4) | | to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act; or

          (5) | | pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                                --------------------------------
                                                Signature

Signature Guarantee:

-------------------------------------   --------------------------------
Signature must be guaranteed            Signature

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:__________________________________    ____________________________________
                                            Notice: To be executed by
                                                    an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

                                                                Principal amount of     Signature of
                Amount of decrease      Amount of increase      this Global             authorized officer
                in Principal            in Principal amount     Security following      of Trustee or
Date of         amount of this          of this Global          such decrease or        Securities
Exchange        Global Security         Security                increase)               Custodian
--------------  --------------------- ----------------------  ----------------------  -------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:

                                       [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the principal amount: $

Date: __________________         Your Signature:________________________________
                                                (Sign exactly as your
                                                 name appears on the
                                                 other side of this
                                                 Security.)

Signature Guarantee: ___________________________________________________________
                               (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A

                      [FORM OF FACE OF EXCHANGE SECURITY*]

________________________

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

No.____________________                                           $___________

                  Floating Rate Senior Secured Notes Due 2010

     Roto-Rooter, Inc., a Delaware corporation, promises to pay to ____________________, or registered assigns, the principal sum of _____________ Dollars on February 24, 2010.

     Interest Payment Dates: February 15, May 15, August 15 and November 15.

     Record Dates: February 1, May 1, August 1 and November 1.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                              Roto-Rooter, Inc.

                                              By:
                                                 -----------------------------
                                                  Name:
                                                  Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

WELLS FARGO BANK, N.A.
  as Trustee, certifies
    that this is one of
    the Securities referred
    to in the Indenture.
  By
     -------------------------------
     Authorized Signatory

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                  Floating Rate Senior Secured Note Due 2010

1.   INTEREST

         Roto-Rooter, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at a rate equal to LIBOR for the applicable Interest Period plus 3.75% per annum; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum for the first 90 days following a Registration Default, at a per annum rate of 0.50% for the second 90 days following a Registration Default, at a per annum rate of 0.75% for the third 90 days following a Registration Default and at a per annum rate of 1.0% thereafter from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest quarterly on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 24, 2004. Interest will be computed on the basis of actual days outstanding of a 360-day year. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

         LIBOR for the initial Interest Period will be 1.13% per annum. The Trustee will determine LIBOR for each Interest Period following the initial Interest Period, on the second London Business Day prior to the first day of such Interest Period (each a "LIBOR Determination Date"). For purposes of calculating LIBOR, a London Business Day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market. LIBOR shall be determined by the Trustee in accordance with the following provisions:

     (i) "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in the United States dollars for a three-month period which appears on Telerate Page 3750 (as defined in the 1987 Interest Rate and Currency Exchange Definitions published by the International Swap Dealers Association, Inc., or such other page as may replace such Telerate Page 3750) as of 11:00 a.m., London time, on such date, and

     (ii) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750), the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in the United States dollars are offered by four reference banks selected by the Trustee at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a three-month period. The Trustee will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided as requested, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a three-month period. All percentages resulting from a calculation in this clause (ii) shall be rounded, if necessary, to the nearest one thirty-second of a percentage point.

2.  METHOD OF PAYMENT

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1, May 1, August 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The

Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

          Initially, Wells Fargo Bank, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Company issued the Securities under an Indenture dated as of February 24, 2004 ("Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. {section}{section} 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; engage in sale/leaseback transactions; and impair the Collateral. These covenants are subject to important exceptions and qualifications.

5.   OPTIONAL REDEMPTION

          At any time, the Company shall be entitled to redeem all or a portion of the Securities on one or more occasions, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount on the redemption date), plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 24 of the years set forth below:

              REDEMPTION
   YEAR         PRICE
----------    ----------
2004           101.000%
2005 and       102.000%
thereafter

6.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

          Any notice of redemption may provide that the redemption will be subject to specified conditions, provided, that such conditions are not solely within the Company's control.

7.   PUT PROVISIONS

          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   GUARANTEE

          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.   SECURITY

          The payment by the Company of the principal of, and premium and interest on, the Securities will be secured by the collateral that secures the Credit Agreement Obligations, on a first-priority basis equally and ratably with all Credit Agreement Obligations, subject to the terms of the Collateral Sharing Agreement.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities to maturity or redemption, as the case may be. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee and the Security Documents.

14.  AMENDMENT; WAIVER

          Subject to certain exceptions set forth in the Indenture, (1) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (2) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Security

Documents, the Collateral Sharing Agreement or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

15.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon optional redemption, upon declaration of acceleration or otherwise, or failure by the Company to purchase Securities when required; (c) failure by the Company to comply with certain other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or the Significant Subsidiaries if the amount accelerated (or so unpaid) exceeds $5.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $5.0 million; (g) certain defaults with respect to Subsidiary Guaranties; and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  GOVERNING LAW

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          Roto-Rooter, Inc.
          255 East Fifth Street
          Cincinnati, Ohio  45202
          Facsimile:  (513) 287-6216

          Attention:  General Counsel

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on
the books of the Company.  The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________ Your Signature:_______________________________________

________________________________________________________________________________

Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:

                                      [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the principal amount: $

Date: __________________         Your Signature:_______________________________S
                                                (Sign exactly as your
                                                 name appears on the
                                                 other side of this
                                                 Security.)

Signature Guarantee: ________________________________________________________
                               (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.